UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47685 Lakeview Blvd.
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in that Current Report on Form 8-K (the “Prior 8-K”) filed by Tivic Health Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 12, 2025, on February 11, 2025, the Company entered an exclusive license agreement (the “License Agreement”) with Statera Biopharma, Inc. (“Statera”) whereby the Company acquired (i) an exclusive worldwide license to the proprietary Toll-like Receptor 5 (“TLR5”) agonist program of Statera known as Entolimod as it relates to the Acute Radiation Syndrome (“ARS”) indication (the “Initial Indication”) and (ii) an exclusive option (the “Exclusive Option”) to acquire the exclusive worldwide license to additional indications, including Lymphocyte Exhaustion, Immunosenescence, Neutropenia and/or Vaccine Adjuvant and to the TLR5 agonist program of Statera known as Entolasta (the “Subsequent Indications”). As consideration for the License Agreement, the Company paid Statera a license fee of $1,500,000 consisting of (i) $300,000 in cash consideration and (ii) $1,200,000 in stock consideration, consisting of (a) 945,785 shares of Company common stock and (b) 359.6691 shares of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”).

The License Agreement obligates the Company to develop and commercialize the licensed products, at its own cost and expense, inclusive of licensed products with respect to any Subsequent Indications obtained upon exercise of an Exclusive Option. In the development and commercialization process, the Company is obligated to meet certain milestones and is obligated to pay certain milestone payments upon accomplishing each milestone. The Company remains liable for certain milestone payments upon accomplishing each milestone related to the ARS indication (as described in the Prior 8-K), certain royalty payments on net sales for ARS as monotherapy, and, if it exercises the Exclusive Option, net sales for all Subsequent Indications, within certain royalty periods; provided that the royalty payment obligations are subject to adjustment in the event that the Company exercises its right under the License Agreement to purchase all right, title and interest in and to all technology licensed or otherwise subject to the Exclusive Option under the License Agreement.

Upon exercise of an Exclusive Option with respect to one or more Subsequent Indications, the Company will become obligated to make certain other milestone payments, payable in either the form of cash or Company stock (at the Company’s sole discretion), upon achievement of specific milestones with respect to such Subsequent Indication(s). The milestones and related payment obligations applicable to Neutropenia are as follows:

Event	Payment
File IND and Initiate Phase 2 Clinical Study for Neutropenia	$500,000
Phase III Completion - successfully meets endpoint required to secure FDA approval for treatment of Neutropenia	$750,000
File BLA with FDA and achieve FDA Approval for Neutropenia	$1,500,000

Pursuant to the License Agreement, in the event that the Company exercises its Exclusive Option with respect to one or more Subsequent Indications, the Company may elect, in its sole discretion, to accelerate any of the milestone payments in advance of the milestone achievements.

Item 3.02 Unregistered Sales of Equity Securities.

On March 28, 2025, the Company notified Statera of its election to exercise its Exclusive Option to acquire the exclusive worldwide license to the Neutropenia indication for Entolimod under the License Agreement (the “Neutropenia Exclusive Option”).

On March 31, 2025, in connection with the Company’s election to exercise the Neutropenia Exclusive Option and the Milestone Acceleration (as discussed in more detail in Item 8.01, below), the Company entered into a Securities Purchase Agreement, in substantially the same form as the securities purchase agreement attached as Exhibit 10.2 to the Prior 8-K (the “Purchase Agreement”), with Statera and Avenue Venture Opportunities Fund, L.P. (“Avenue”), pursuant to which the Company issued to Statera and Avenue an aggregate of (i) 55,704 shares of Company common stock and (ii) 131.1267 shares of Series A Preferred Stock (together, the “Milestone Shares”) as consideration for the Neutropenia Milestone Payment.

Pursuant to the Purchase Agreement, the Company issued the Securities to Statera and Avenue, each of which represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Milestone Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such issuances were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Neither the shares of common stock or Series A Preferred Stock, or the shares of common stock issuable upon conversion of the Series A Preferred Stock, issued under the Purchase Agreement have been registered under the Securities Act and none of such shares may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Accordingly, the shares, constitute, or will constitute when issued, “restricted securities” within the meaning of Rule 144 under the Securities Act.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement filed as Exhibit 10.2 to the Prior 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On March 28, 2025, the Company notified Statera of its election to exercise its Exclusive Option to acquire the Neutropenia Exclusive Option and to accelerate the first milestone payment of $500,000 related to the Neutropenia indication (the “Milestone Payment”), payable by the Company in connection with the filing of an IND and initiation of a Phase 2 clinical study for Neutropenia (the “Milestone Acceleration”). As a result of the Company’s exercise of the Neutropenia Exclusive Option, the Company is obligated to develop and commercialize the expanded licensed products related to the Neutropenia indication, at its own cost and expense, including to meet those milestones discussed above, and is obligated to pay the milestone payments, other than the Neutropenia Option, upon accomplishing each such milestone.

The foregoing description of the Company’s obligations related to the Neutropenia Exclusive Option does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	April 3, 2025	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer